Proxy Statement Pursuant to Section 114(a) of the Securities
                              Exchange Act of 1934

Filed by the registrant [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ]    Preliminary proxy statement
[X]    Definitive proxy statement
[ ]    Definitive additional materials
[ ]    Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                                  YORK FINANCIAL CORP.
------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


                                  YORK FINANCIAL CORP.
------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
[X]    No fee required.
[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
       0-11.

(1)    Title of each class of securities to which transaction applies:
                     N/A
------------------------------------------------------------------------------
(2)    Aggregate number of securities to which transactions  applies:
                     N/A
------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
                     N/A
------------------------------------------------------------------------------
(4)    Proposed maximum aggregate value of transaction:
                     N/A
------------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)    Amount previously paid:
                     N/A
------------------------------------------------------------------------------
(2)    Form, schedule or registration statement no.:
                     N/A
------------------------------------------------------------------------------
(3)    Filing party:
                     N/A
------------------------------------------------------------------------------
(4)    Date filed:
------------------------------------------------------------------------------
                     N/A

                        September 21, 1999


Dear Stockholders:

     We invite you to attend the Annual Meeting of the Stockholders of York Financial Corp. to be held at the Mirror Room, Yorktowne Hotel, 48 East Market Street, York, Pennsylvania on Thursday, October 21, 1999 at 3:00 p.m.

     The attached Notice of Stockholder's Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Company including its principal subsidiary, York Federal Savings and Loan Association. Directors and Officers of the Company as well as a representative of the independent auditors of the Company, Ernst & Young LLP, will be present to respond to any questions the stockholders may have.

     Your vote is important, regardless of the number of shares you own. On behalf of the Board of Directors, we urge you to sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the annual meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting.

                                   Sincerely,

                                   /s/ Robert W. Pullo

                                   Robert W. Pullo
                                   President and Chief
                                   Executive Officer

                          YORK FINANCIAL CORP.
                          101 S. George Street
                             P.O. Box 15068
                        York, Pennsylvania 17405
                             (717) 846-8777
-----------------------------------------------------------------------------
                NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON OCTOBER 21, 1999
-----------------------------------------------------------------------------

NOTICE IS HEREBY GIVEN THAT the Annual Meeting of Stockholders (the "Meeting") of York Financial Corp. (the "Company") will be conducted at the Mirror Room, Yorktowne Hotel, 48 East Market Street, York, Pennsylvania on Thursday, October 21, 1999 at 3:00 p.m.

     A proxy card and a proxy statement for the Meeting are enclosed herewith.

     The Meeting is for the purpose of considering and acting upon:

          1.  The election of three directors of the Company; and

          2. Such other matters as may properly come before the Meeting or any adjournments thereof.

          NOTE: The Board of Directors is not aware of any other business to come before the Meeting.

Any action may be taken on any one of the foregoing proposals at the Meeting on the date specified above or on any date or dates to which, by original or later adjournment, the Meeting may be adjourned. Stockholders of record at the close of business on September 1, 1999 are the stockholders entitled to vote at the Meeting and any adjournment thereof.

You are requested to fill in and sign the enclosed form of proxy which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Meeting in person.

                            BY ORDER OF THE BOARD OF DIRECTORS

                            /s/ Robert A. Angelo

                            ROBERT A. ANGELO
                            SECRETARY

York, Pennsylvania
September 21, 1999

------------------------------------------------------------------------------
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE YOUR COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO INSURE A QUORUM. A SELF- ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
------------------------------------------------------------------------------

                             PROXY STATEMENT
                                   OF
                           YORK FINANCIAL CORP.
                           101 S. GEORGE STREET
                              P.O. BOX 15068
                         YORK, PENNSYLVANIA  17405
                              (717) 846-8777

------------------------------------------------------------------------------
                      ANNUAL MEETING OF STOCKHOLDERS
                             OCTOBER 21, 1999
------------------------------------------------------------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of York Financial Corp. ("Company") to be used at the Annual Meeting of Stockholders of the Company ("Meeting"), which will be held at the Mirror Room, Yorktowne Hotel, 48 East Market Street, York, Pennsylvania, on Thursday, October 21, 1999, at 3:00 p.m. The accompanying notice of meeting and this Proxy Statement are being first mailed to stockholders on or about September 21, 1999. York Federal Savings and Loan Association, a wholly-owned subsidiary of the Company, is referred to herein as "York Federal" or the "Association."

------------------------------------------------------------------------------
                     VOTING AND PROXY INFORMATION
------------------------------------------------------------------------------

     Shareholders Entitled to Vote. Stockholders of record as of the close of business on September 1, 1999 ("Voting Record Date") are entitled to one vote for each share of common stock ("Common Stock") of the Company then held. At the close of business on the Voting Record Date, the Company had 9,598,384 shares of Common Stock issued and outstanding.

     Quorum. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions will be counted as shares present and entitled to vote at the Annual Meeting for purposes of determining the existence of a quorum. Broker non-votes will not be considered shares present for purposes of determining a quorum.

     Voting. The Board of Directors solicits proxies so that each stockholder has the opportunity to vote on the proposal to be considered at the Annual Meeting. When a proxy card is returned properly signed and dated, the shares represented thereby will be voted in accordance with the instructions on the proxy card. Where no instructions are indicated, proxies will be voted FOR the nominees for directors set forth below. If a stockholder attends the Annual Meeting, he or she may vote by ballot.

     If a stockholder does not return a signed proxy card or does not attend the Annual Meeting and vote in person, his or her shares will not be voted.

     If a stockholder is a participant in the York Federal Savings and Loan Association Employee Stock Ownership Plan ("ESOP"), the proxy card represents a voting instruction to the trustees of the ESOP as to the number of shares in the participant's plan account. Each participant in the ESOP may direct the trustees as to the manner in which shares of Common Stock allocated to the participant's plan account are to be voted. Unallocated shares of Common Stock held by the ESOP and allocated shares for which no voting instructions are received will be voted by the trustees in the same proportion as shares for which the trustees have received voting instructions.

     The three directors to be elected at the Annual Meeting will be elected by a plurality of the votes cast by stockholders present in person or by proxy and entitled to vote. Stockholders are not permitted to cumulate their votes for the election of directors. With respect to the election of directors, votes may be cast for or withheld from each nominee. Votes that are withheld and broker non-votes will have no effect on the outcome of the election because directors will be elected by a plurality of votes cast.

     Revocation of a Proxy. Stockholders who execute proxies retain the right to revoke them at any time. Proxies may be revoked by written notice delivered in person or mailed to the Secretary of the Company or by filing a later proxy prior to a vote being taken on a particular proposal at the Annual Meeting. Attendance at the Annual Meeting will not automatically revoke a proxy, but a stockholder in attendance may request a ballot and vote in person, thereby revoking a prior granted proxy.

------------------------------------------------------------------------------
       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
------------------------------------------------------------------------------

     Persons and groups owning in excess of 5% of the Company's Common Stock are required to file certain reports disclosing such ownership pursuant to the Securities Exchange Act of 1934, as amended ("1934 Act"). Based upon such reports and information, the following table sets forth, at the close of business on the Voting Record Date, certain information as to those persons who were beneficial owners of more than 5% of the outstanding shares of Common Stock. Management knows of no persons other than the person set forth below who owned more than 5% of the outstanding shares of Common Stock at the close of business on the Voting Record Date. The table also sets forth information as to the shares of Common Stock beneficially owned by the Chief Executive Officer of the Company, by the Company's or the Association's four other most highly compensated individuals ("named executive officers") and by all executive officers and directors of the Company as a group.

                                     Amount and Nature       Percent of Shares
 Name and Address                      of Beneficial          of Common Stock
of Beneficial Owner                    Ownership (1)           Outstanding (1)
-------------------                  ------------------      -----------------

Beneficial Owners of More than 5%

Robert W. Pullo                           588,096(2)                6.13%
101 South George Street
York, Pennsylvania 17405

Directors

Cynthia A. Dotzel                         105,580(3)                1.10
Paul D. Mills                             132,391                   1.38
Byron M. Ream                              95,239                   0.99
Robert W. Erdos                           168,459(4)                1.76
Randall A. Gross                          112,519                   1.17
Carolyn E. Steinhauser                    101,365(5)                1.06
Thomas W. Wolf                            316,699(6)                3.30
Robert L. Simpson                          49,782(7)                0.52

Named Executive Officers (8)

Robert W. Pullo (9)                       588,096(2)                6.13
Robert A. Angelo, Esq.                    244,699(10)               2.60
James H. Moss, CPA                        149,534                   1.56
Harry M. Zimmerman                         10,280                   0.11
Lynn D. Crenshaw                           27,061                   0.28

All Executive Officers and Directors
as a Group (19 Persons)                 2,109,991(11)              21.98

                         (footnotes on following page)

----------------
(1) In accordance with Rule 13d-3 under the 1934 Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of the Company's Common Stock if he or she has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the close of business on the Voting Record Date. Except as otherwise noted below, the table includes shares owned by spouses, other immediate family members in trust and other forms of ownership, over which the persons named in the table possess shared voting and investment power. This table also includes shares of Common Stock subject to outstanding options which will be exercisable within 60 days from the close of business on the Voting Record Date.
(2) Excludes 329,265 shares owned by the York Federal Savings and Loan Association Employee Stock Ownership Plan of which Mr. Pullo is the trustee. Also excludes 5,182 shares owned by the spouse of Mr. Pullo for which he disclaims any voting or investment power.
(3) Excludes 9,411 shares owned by the spouse of Ms. Dotzel, for which she disclaims any voting or investment power. Excludes 20,637 shares Ms. Dotzel holds as custodian for minor children under the Uniform Gifts to Minors Act.
(4) Excludes 12,313 shares owned by the spouse of Mr. Erdos, for which he disclaims any voting or investment power.
(5) Excludes 6,958 shares held by trusts for Ms. Steinhauser's children, of which Ms. Steinhauser is a trustee.
(6) Includes 105,855 shares owned by affiliated companies of Mr. Wolf of which he is an officer, director and principal stockholder. Excludes 5,897 shares owned by the spouse of Mr. Wolf, for which he disclaims any voting or investment power. Excludes 3,435 shares Mr. Wolf holds as custodian for minor children under the Uniform Gifts to Minors Act.
(7) Includes 5,383 shares held in trust in a Deferred Compensation Plan sponsored by Mr. Simpson's employer.
(8) Securities and Exchange Act ("SEC") regulations define the term "named executive officers" to include all individuals serving as chief executive officer during the next recently completed year, regardless of compensation level, and the four most highly compensated executive officers, other than the chief executive officer, whose total annual salary and bonus for the last completed fiscal year exceeded $100,000. Messrs. Pullo, Angelo, Moss and Zimmerman, and Ms. Crenshaw were the Company's "named executive officers" for the fiscal year ended June 30, 1999.
(9)  Mr. Pullo is also a director of the Company.
(10) Excludes 4,753 shares owned by the spouse of Mr. Angelo for which he disclaims any voting or investment power. Includes 53,072 shares owned by the spouse of Mr. Angelo for which he shares voting and investment power.
(11) Includes 763,414 shares of Common Stock which may be received upon the exercise of stock options which are exercisable within 60 days of the Voting Record Date.

-----------------------------------------------------------------------------
                   Proposal I -- Election of Directors
-----------------------------------------------------------------------------

     The Company's Articles of Incorporation provide that directors are to be elected for terms of three years, approximately one-third of whom are elected annually. Three directors will be elected at the Meeting to serve for a three-year period or until their respective successors have been elected and qualified. The Company's Bylaws provide for the mandatory retirement of directors when they reach 70 years of age. The Nominating Committee of the Board of Directors has nominated for election as directors Robert W. Erdos, Randall A. Gross and Robert W. Pullo each of whom are currently members of the Board.

     If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board knows of no reason why any nominee might be unable to serve.

     The following table sets forth each nominee and director's name, age, the year he or she first became a director, and the year in which his or her current term will expire. Each director is also a member of the Board of Directors of York Federal.

                                          Year First         Term
                                           Elected            to
Name                       Age(1)        Director(2)        Expire
----                       ------        -----------        -------
                          BOARD NOMINEES

Robert W. Erdos              69            1971              2002*
Randall A. Gross             55            1984              2002*
Robert W. Pullo              59            1981              2002*

                  DIRECTORS CONTINUING IN OFFICE

Carolyn E. Steinhauser       60            1984              2000
Thomas W. Wolf               50            1984              2000
Robert L. Simpson            52            1994              2000
Cynthia A. Dotzel            45            1984              2001
Paul D. Mills                69            1970              2001
Byron M. Ream                55            1984              2001

----------------
(*)  Assuming they are re-elected at the Meeting.
(1)  As of September 1, 1999.
(2)  Includes prior service on the Board of Directors of York Federal.

     The principal occupation of each director of the Company for the last five years is set forth below.

BOARD NOMINEES

     Robert W. Erdos of York, Pennsylvania, is the owner of Stomp Off Records, a company which produces recordings of jazz and ragtime. He earned a Bachelor of Arts degree from the University of Pennsylvania and an LLB from Yale Law School. From 1957 to 1981 he was Executive Vice President of Danskin Inc., which is a manufacturer of dancewear and sportswear. He is a Past President of the United Way and a Past President of the Manufacturers Association of York County. Mr. Erdos served as a member of the Board of Directors of the York Hospital from 1977 to 1989.

     Randall A. Gross of York, Pennsylvania, is President of RG Industries.
He earned his BBA and MBA from the University of Cincinnati. Mr. Gross was formerly Chairman of the York Area Chamber of Commerce and also Chairman of its Reaccreditation Committee. He also served with the Chamber of Commerce as Chairman of the Local Government Committee, Vice President of Community Affairs, member of the Executive Committee, Budget and Finance Committee, and Board of Directors. Mr. Gross is a member of the Board of Trustees of York College, and Board of Directors of Tighe Industries, York Graphic Services and Valin Corporation. He is also a member of the Chief Executive Officers (CEO) Organization. He is Past Chairman of the Keystone Chapter of the Young Presidents' Organization where he had previously served as Education Chairman. Mr. Gross is licensed by the State of Georgia as a Certified Public Accountant.

     Robert W. Pullo of York, Pennsylvania, is President and Chief Executive Officer of York Financial Corp. and a member of the Board of Directors. He is also Chairman of the Board of Directors and Chief Executive Officer of York Federal Savings and Loan Association and serves as Chairman of the Board of Directors of its subsidiary company, York Financial Investment Corp. of Delaware. Mr. Pullo is a member of the Board of Directors and Chairman of the Board of subsidiaries of York Financial Corp.: First Capital Brokerage Services, Inc., New Service Corp., First Capital Insurance Services, Inc. and Y-F Service Corp. He also serves on the Advisory Board of Meridian Venture Partnership, a venture capital company. He is a member of the American Community Bankers' National Task Force for Electronic Banking and serves as a Pennsylvania State liaison to the America's Community Bankers' Legislative
Committee.   He is the founding Chairman of the Board of the White Rose
Foundation, a member of the Board of York Foundation, and a member of the Board of Anna Huber Community Health Initiatives. He is a member and past President of the Penn State York Campus Advisory Board, and Co-Chairman of York College, York Federal Institute of Regional Affairs. Mr. Pullo serves as a member of the Board and Executive Committee of Memorial Hospital of York and the parent company, Memorial Health Systems Corporation. He is the current Chairman of the York County Alliance for Learning, a business, education and a school-to-work partnership, a member of the Advisory Board of Junior Achievement, the Junior League of York, the York YWCA, and Youth Build. Mr. Pullo was the charter Chairman of the United Way Housing Initiatives. He currently serves on the Steering Committee of the Crispus Attucks Boundary Avenue Urban Development Project. He is a founding board member of The Cultural Alliance of York County, Inc. and is a member of the York Area Capital Campaign Review Association and Better York, Inc. He is a Past Chairman of the York Area Chamber of Commerce. Mr. Pullo is the recipient of the Minority Businessmen Association's Volunteer of the Year Award and the Excellence Award from the Human Relations Commission for his work with minorities.

DIRECTORS CONTINUING IN OFFICE

     Carolyn E. Steinhauser of York, Pennsylvania, is Executive Director of York Foundation. A graduate of Middlebury College, Ms. Steinhauser is a member of the board of Commonwealth Community Foundations (PA) and a Trustee of York College of Pennsylvania. She was formerly Vice President/Campaign of the United Way of York County and Executive Director of the York YWCA.

     Thomas W. Wolf of Mount Wolf, Pennsylvania, is President of The Wolf Organization, Inc. where he has been affiliated since 1979. Mr. Wolf earned a Bachelor of Arts degree from Dartmouth College, a Master of Philosophy from the University of London, and a Ph.D. from the Massachusetts Institute of Technology. Mr. Wolf is past Chairman of the Board of the York Area Chamber of Commerce, Past Chairman of the Board of the United Way of York County, past Chairman of the Board of WITF Public Broadcasting Station, Vice Chairman of the Board of York College of Pennsylvania, and President of Better York, Inc. Mr. Wolf served in the U.S. Peace Corps in India.

     Robert L. Simpson of York, Pennsylvania, is Executive Director of the Crispus Attucks Association, a multi-purpose community center, a position he has held since 1979. Mr. Simpson serves on the Board of Directors and the Medical Affairs and Community Health Care Committees of the York Hospital, is a Trustee of York College of Pennsylvania and is a member of the Board of Directors of WITF Public Broadcasting Station. Mr. Simpson also serves on the Board of Directors of the York Health Bureau, the White Rose Foundation, the Martin Memorial Library, and the York County Industrial Development Corporation. A member of the Rotary Club of York, he serves on the Rotary and York City School District Drop-Out Prevention Program Committee, and serves on the Atkins House Advisory Committee. He has also served on the boards of the County Drug Task Force, York 2000 Committee, the YMCA, York Area Chamber of Commerce, and the Junior League.

     Cynthia A. Dotzel of York, Pennsylvania, is a Certified Public Accountant, practicing with Dotzel & Company, Inc., Certified Public Accountants. She earned a Bachelor of Science degree in Accounting from York College after completing undergraduate work at York College and Bloomsburg University. Ms. Dotzel is a member of the Cyber Center Management Group. She is a member of the Finance Committees of St. Patricks Church in York and the York Foundation.

     Paul D. Mills of Hellam, Pennsylvania, is the owner of Willow Tree Farms, a thoroughbred horse breeding farm and training center. He is a member of the North York Lions Club and the State Horse Racing Commission. Mr. Mills is a past President of the Pennsylvania Horse Breeders Association. He is a member of the White Rose Lodge 706, York County Shrine Club, and V.F.W. Post 6241.

     Byron M. Ream of York, Pennsylvania, is Executive Vice President of R&R Components, Inc. He formerly served as the Director of Property Management and as a realtor for Bennett Williams, Inc., York. Mr. Ream attended Wesleyan University and Pennsylvania State University, York Campus. He is a member of the Building Committee of the United Way of York County, a past President of the Board of Trustees of Asbury United Methodist Church, and a member of the Board of Directors of Bell Socialization Services and B.U.I.L.D., Inc.

------------------------------------------------------------------------------
            Meetings and Committees of the Board of Directors
------------------------------------------------------------------------------

     The Board of Directors of the Company conducts monthly meetings to review the progress of the Company and establish its strategic goals and policies. Additional meetings are held as dictated by the current operations of the Company. The Board of Directors of the Company met 13 times during the fiscal year. All directors attended at least 75% of the Board meetings.

     The Board of Directors of the Company has various standing committees including an Audit Committee, Compensation Committee, Nominating Committee and Executive Committee. All committee members attended at least 75% of the respective committee meetings.

     The Audit Committee establishes the scope of internal and external audits, reviews and evaluates the results of such audits and directs the implementation of internal controls where necessary. The Audit Committee is comprised of Directors Dotzel (Chair), Erdos, Ream, Gross and Wolf. The Audit Committee met five times during the fiscal year.

     The Compensation Committee administers the remuneration and incentive programs for executives and senior management and makes recommendations to the Board of Directors regarding salaries, bonuses, stock options, and other incentive plans. The Committee also reviews the schedule of compensation, stock options, and other incentive plans for members of the Board and its committees. The Compensation Committee is composed of Directors Wolf (Chair), Erdos, Mills, Gross and Steinhauser. The Compensation Committee met four times during the fiscal year.

     The Nominating Committee meets to recommend to the Board of Directors of the Company nominees for election as directors and committee members. The Nominating Committee will consider nominees recommended by stockholders.
Article XI of the Company's Articles of Incorporation sets forth procedures for stockholders to make nominations and proposals. Article XI provides that:
"Nominations for the election of directors and proposals for any new business to be taken up at any annual or special meeting of stockholders may be made by the board of directors of the Corporation or by any stockholder of the Corporation entitled to vote generally in the election of directors. In order for a stockholder of the Corporation to make any such nominations and/or proposals, he or she shall give notice thereof in writing, delivered or mailed by first class United States mail, postage paid, to the Secretary of the Corporation not less than 30 days nor more than 60 days prior to any such meeting. Each such notice given by a stockholder with respect to nominations for the election of directors shall set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, and (iii) the number of shares of stock of the Corporation which are beneficially owned by each such nominee." The Nominating Committee is comprised of Directors Mills (Chair), Erdos, Gross, Wolf, Ream, Steinhauser and Simpson. The Nominating Committee met twice during the fiscal year.

     York Federal Savings and Loan Association, Y-F Service Corp., New Service Corp., First Capital Brokerage Services, Inc. and First Capital Insurance Services, Inc., subsidiaries of the Company, are governed by their own board of directors, the members of which are selected from the Board of Directors of the Company, or, in the case of First Capital Brokerage Services, Inc. and First Capital Insurance Services, Inc., are senior officers of the Company or York Federal and are appointed by the Board of Directors. The Board of Directors of York Federal also maintains an Executive Committee, Pension Committee and Building Committee.

------------------------------------------------------------------------------
                           Directors' Compensation
------------------------------------------------------------------------------

     For service in fiscal 1999 as a member of the Board of Directors of the Company, each Director received a fee of $500 for each meeting attended. For services as a member of the Audit Committee, the chair received a retainer of $4,000 and each committee member received a retainer of $1,000. For services as a member of the Compensation Committee and Nominating Committee, the respective committee chair received a retainer of $2,000 and each committee member received a retainer of $1,000. A fee of $400 was received by Audit Committee members for each meeting attended. A fee of $200 was received by Compensation Committee members and Nominating Committee members for each meeting attended.

     For service in fiscal 1999 as a member of the Board of Directors of the Association, each director received a retainer of $10,000 and a fee of $500 for each meeting attended. For service as a member of the Executive Committee of the Association, each member received a retainer of $4,500 and a fee of $400 for each meeting attended. For services as a member of the Pension Committee and Building Committee of the Association, the respective committee chair received a retainer of $2,000 and each committee member received a retainer of $1,000. A fee of $200 was received by Pension Committee members and Building Committee members for each meeting attended.

     For service in fiscal 1999, directors of the Company who also served as members of the Board of Directors of subsidiaries of the Company, Y-F Service Corp. and New Service Corp., received a fee of $200 for each meeting attended and a retainer fee of $2,000.

     Directors of the Company are participants in the 1984 Non-Incentive Stock Option Plan, the 1992 Non-Incentive Stock Option Plan for Directors and the 1995 Non-Qualified Stock Option Plan for Directors. The Plans were designed to attract and retain the best available personnel as directors of the Company and to provide additional incentive for directors to promote the success of the business. All options under the 1984 and 1992 Plans have been granted, and there are unexercised options that remain outstanding. The 1995 Plan is a formula plan providing for an annual grant of options on October 1 of each year (to the extent options are available) at the closing price of the Company's stock on the last business day prior to October 1 of each year.

     In 1979, York Federal established a directors' deferred compensation plan whereby the Association agreed to pay retired or disabled directors with 10 or more years of service a joint and several annuity based on compensation received by a participating director during the last 60 months of service to the Association. Benefits under the Plan normally begin at age 70 and are paid monthly for a period of 10 years or until death of the director and spouse, whichever first occurs. The Plan is unfunded.

------------------------------------------------------------------------------
                            Executive Compensation
------------------------------------------------------------------------------

     Summary Compensation Table. The following information is furnished for the Company's chief executive officer and named executive officers for the year ended June 30, 1999.

                                                   Summary Compensation Table*

                                                                                 Long-Term
                                                                                Compensation
                                                   Annual Compensation             Awards
                                          --------------------------------------   ------
                                                                    Other Annual                All Other
Name and                                   Salary         Bonus     Compensation   Options   Compensation
Principal Position                Year      ($)            ($)         ($)(1)       (#)(2)      ($)(3)
------------------                ----    --------      --------    ------------   -------   ------------
Robert W. Pullo, President        1999    $375,011      $123,708         --          3,970      $160,378
 and Chief Executive Officer      1998     360,490       167,197(4)      --         24,970       111,910
                                  1997     330,502       105,884         --          3,970       111,739

Robert A. Angelo, Executive       1999    $192,400      $ 64,389         --                    $ 27,982
 Vice President, Secretary        1998     185,000        87,530(4)                15,750        10,873
 and General Counsel; President   1997     170,000        60,255         --                      11,129
 of York Federal

James H. Moss, Senior Vice        1999    $143,929      $ 43,662         --                    $  7,231
 President, Chief Financial       1998     135,000        64,428(4)      --         10,500         7,817
 Officer/Treasurer; Executive     1997     126,445        43,811                                 8,422
 Vice President of York Federal

Harry M. Zimmerman,               1999    $131,323      $ 35,798         --                    $  4,407
 Executive Vice President of      1998     125,000        41,669         --         10,500         3,793
 York Federal                     1997      19,231           829                   13,125            --

Lynn D. Crenshaw, Executive       1999    $118,448      $ 32,542         --                    $  3,766
 Vice President of York Federal   1998     112,000        38,282         --         10,500         4,060
                                  1997     109,444         5,884                                 5,480


-------------
* All compensation is paid by the Association but allocated between the Company and the Association based on approximate time spent by the named executive officer on Company business.
(1) Amounts not reportable as they do not exceed the lesser of $50,000 or 10% of salary and bonus.
(2) The number of stock options indicated have been adjusted for stock dividends issued.
(3)    Includes contributions of $3,180, $3,180, $3,180, $3,180 and $3,115, respectively, for Messrs. Pullo, Angelo, Moss and Zimmerman, and Ms. Crenshaw to the Company's ESOP. Includes contributions of $123,198, $23,902, $2,851,$1,227and $651, respectively, for Messrs. Pullo, Angelo, Moss, and Zimmerman, and Ms. Crenshaw for life insurance premiums and benefit accruals for Messrs. Pullo and Angelo for the Supplemental Executive Retirement Plan. Includes $32,800 in directors' fees paid to Mr. Pullo. Includes directors' fees of $1,200, $900 and $1,200, respectively, for Messrs. Pullo, Angelo and Moss for board meetings of York Financial Investment Corp., a subsidiary of York Federal.
(4) Includes bonuses received in November 1997 under the Company's Bonus Plan for performance standards achieved in the 1996/1997 fiscal year.

     Option Grants Table. The following table sets forth all grants of options to the Company's Chief Executive Officer for the fiscal year ended June 30, 1999. No options were granted to the other named executive officers during the fiscal year ended June 30, 1999.



                                                      Individual Grants(1)
                      -----------------------------------------------------------------------------------
                                                 % of Total              Potential Realizable Value at
                                                 Options                 Assumed Annual Rates of Stock
                        Options   Granted to     Exercise                Price Appreciation for Option
                        Granted   Employees in   Price      Expiration              Term(2)
    Name                 (#)      Fiscal Year    ($/Sh)        Date      0%($)       5%($)      10%($)
    ----                -------   ------------   ---------  ----------   -----     --------     -------
Robert W. Pullo           3,970       19.59%     $16.667     10/01/08      --      $41,613      $105,455



---------------
(1)   Only named executive officers receiving grants are listed.
(2) The amounts under the columns labeled "5%" and "10%" are included by the Company pursuant to certain rules promulgated by the SEC and are not intended to forecast future appreciation, if any, in the price of the Company's stock. Such amounts are based on the assumption that the named persons hold the options granted for their full 10 year term. The actual value of the options will vary in accordance with the market price of the Company's Common Stock. The column headed "0%" is included to demonstrate that the options were granted at fair market value and optionees will not recognize any gain without an increase in the stock price, which increase benefits all stockholders commensurately. The Company did not use an alternative formula to attempt to value options at the date of grant, as management is not aware of any formula which determines with reasonable accuracy a present value of options of the type granted to the optionees.

     Option Exercise Table. The following table sets forth all exercises of options under the Stock Option and Incentive Plans to the Company's Chief Executive Officer and named executive officers for the fiscal year ended June 30, 1999.



                                                     Number of
                                                  Securities Underlying           Value of Unexercised
                                                  Unexercised Options             In-the-Money Options
                  Shares                        at Fiscal Year End(#)(1)          at Fiscal Year End($)
                  Acquired on  Value          ---------------------------     ---------------------------
   Name           Exercise(#)  Realized($)    Exercisable   Unexercisable     Exercisable   Unexercisable
   ----           -----------  -----------    -----------   -------------     -----------   -------------

Robert W. Pullo       91,579    $995,570        119,170          17,378        $631,293        $1,896

Robert A. Angelo      73,572     746,968         57,916          13,178         256,662         1,896

James H. Moss         32,625     333,667         25,099           8,978          94,610         1,896

Harry M. Zimmerman        --                     9,975          13,650           2,670         1,780

Lynn D. Crenshaw       1,000       5,632         23,133           8,978          99,784         1,896


----------------
(1) Number of shares acquired have been adjusted for 5% stock dividend paid November 17, 1998.

     Supplemental Executive Retirement Plan. The Supplemental Executive Retirement Plan is a non- qualified, unfunded deferred compensation plan evidenced by two separate agreements that provide supplemental executive retirement benefits to Messrs. Pullo and Angelo. The agreements are unfunded, but the Company and the Association have purchased life insurance policies on each executive that are actuarially designed to offset the annual expenses associated with the agreements and will, pursuant to the actuarial assumptions, offset all of the costs associated with the agreements during the life of the executive and provide a complete recovery of all plan costs upon the executive's death. The Company and the Association are the sole owners of all the insurance policies. The amount of an executive's benefit will be determined pursuant to the accrual of two accounts: (i) a pre-retirement account and (ii) an index retirement benefit account. The pre-retirement account is a liability reserve account on the books of the Company and Association, and is increased or decreased each year by an amount determined by the aggregate annual after-tax income from specified life insurance contracts reduced by an "opportunity cost" which is calculated by taking into account the Association's after-tax cost of funds. The index retirement benefit account is equal to the excess of the annual earnings of the insurance policies over the "opportunity cost." Upon retirement at age 70 (normal retirement) or at age 60 with 23 years of service (early retirement), the balance in the executive's pre-retirement account will be paid in a lump sum within 30 days following the executive's retirement (unless the plan administrator shall elect to pay such amount in annual installments). In addition, upon normal or early retirement the executives will receive an index retirement benefit annually until their death. Should the executives die prior to having received the entire amount of their pre-retirement account, the unpaid balance will be paid in a lump sum to their designated beneficiaries. The executives are entitled to receive their benefit if they retire prior to age 60, however, the payment of such benefits will not commence until the executive reaches age 60. In the event of a change in control of the Association, or the executives' services with the Association are terminated without cause, the executives will be entitled to receive their benefit within 30 days of such event. The benefits under the Agreements are forfeitable by the executives if they are terminated by the Association for cause. At June 30, 1999, the estimated annual benefit payable to Messrs. Pullo and Angelo upon normal retirement would be approximately $294,313 and $240,192, respectively.

     Split Dollar Death Benefits. The Association has also entered into Life Insurance Split Dollar Agreements with Messrs. Pullo and Angelo, whereby their beneficiaries shall be paid $5,000,000 and $2,500,000, respectively, for certain death benefits in the event that the executives should die while employed by the Association. Life insurance policies have been purchased to provide this benefit. In the event that the executive should not be employed by the Association at his death, then the executive's beneficiaries shall receive an amount equal to 4% of the amount that he would receive if the executive died while employed by the Association, multiplied by the number of full years of service the executive had completed with the Association, up to 25 year of service. The Association is entitled to an amount equal the cash value of the insurance policies, less any policy loans and unpaid interest or cash withdrawals previously incurred by the Association and any applicable surrender charges.

     Pension Plan Table. The following table indicates the annual retirement benefit that would be payable under the Retirement Plan (as discussed herein) upon retirement at age 65 to a participant electing to receive his or her retirement benefit in the standard form of benefit, assuming various specified levels of Retirement Plan compensation and various specified years of credited service.

                 Estimated Annual Pension for Representative Years of Service
                 ------------------------------------------------------------
Average Earnings       10          15          20           25          30
----------------  -------      --------     --------     --------     -------
$  25,000         $ 3,500      $  5,250     $  7,000     $  8,750     $10,500
   50,000           7,944        11,915       15,887       19,859      23,831
  100,000          17,444        26,165       34,887       43,609      52,331
  150,000          26,944        40,415       53,887       67,359      80,831
  200,000          28,844        43,265       57,687       72,109      86,531


     The York Federal Pension Plan is a noncontributory defined benefit pension plan. An employee becomes a participant in the Plan after completing one year of service and attaining age 21. Plan participants with five or more years of service are entitled to monthly retirement benefits beginning at the retirement age of 65. The retirement pension is payable monthly as long as the participant lives.

     A participant's accumulated pension credits are equal to 1/12th of the sum of the benefits earned through June 30, 1996 plus the benefits earned after July 1, 1996. Benefits earned through June 30, 1996 are equal to the sum of (i) 1.1% of five year average compensation at June 30, 1996 for years of benefit service before July 1, 1991; plus (ii) 1.4% of five year average compensation at June 30, 1996 for years of benefit service from July 1, 1991 to June 30, 1996; plus (iii) 0.5% of average compensation over $25,920, multiplied by the number of years of service from July 1, 1991 to June 30, 1996, up to 35 years of cumulative service. Benefits earned after July 1, 1996 are equal to 1.4% of annual compensation for each year of service after July 1, 1996, plus 0.5% of pay over the Social Security Integration Level for each year of service after July 1, 1996, provided, however, that no pension benefit on compensation over the Social Security Integration Level accrues for any year of service over 35 years. The amount of pension earned during a fiscal year is based upon compensation during that year subject to limits imposed by the Internal Revenue Code of 1986, as amended ("Code"). During the last fiscal year, compensation for the purposes of calculating benefits for a Plan participant was limited by the Code to $160,000. The Social Security Integration Level for each plan year is equal to 100% of the Maximum Social Security Covered Compensation as of the first day of the year.

     The Plan provides for normal retirement at age 65 and permits early retirement at ages between 55 and 64. Upon retirement, married participants automatically receive an actuarially equivalent joint and 50% survivor pension unless otherwise elected. The Plan also provides for other options for pension benefits which can be elected by a participant. If the present value of the monthly pension does not exceed $5,000, a lump sum payment is automatically paid. Employees terminating after completion of at least five years of service are entitled to a vested deferred pension equal to the benefit accrued to the date of termination.

     At June 30, 1999, the credited years of service for Messrs. Pullo, Angelo, Moss and Zimmerman, and Ms. Crenshaw were 24, 26, 15, 2 and 6, respectively.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and Performance Graph shall not be incorporated by reference into any such filings.

     Report of the Compensation Committee.   The Compensation Committee of the
Board of Directors of the Company is responsible for establishing, implementing and monitoring all compensation policies of the Company and its primary operating subsidiary, York Federal Savings and Loan Association. The Committee is also responsible for evaluating the performance of the Chief Executive Officer of the Company and recommending appropriate compensation levels. The Chief Executive Officer evaluates the performance of each of the named executive officers and other subordinate officers of the Company and its subsidiaries and recommends individual compensation levels to the Compensation Committee. None of the Committee's members is a current or former officer or employee of the Company or any subsidiary of the Company.

     The Compensation Committee believes that a compensation plan for executive officers should take into account management skills, long term performance results and stockholder returns. Compensation policies must be maintained to promote:

     1.   the attraction and retention of highly-qualified executives;
     2. motivation of executives that is related to the performance of the individual and the Company;
     3.   current and long-term performance; and
     4. a financial interest in the success of the Company similar to the interests of its stockholders.

     The Company's current compensation plan involves a combination of salary, profit sharing and bonus to reward short-term performance and grants of stock options to encourage long-term performance. The salary levels of executive officers are designed to be competitive within the financial services industry. Annual compensation surveys prepared by Towers Perrin and SNL Securities are utilized to determine competitive salary levels and individual annual performance is reviewed to determine appropriate salary adjustments. A profit sharing plan in which all executive officers and employees of York Federal participate has been designed to align their interests with that of the stockholders of the Company. First Capital Brokerage Services, Inc. also has a profit sharing plan in which its executive officers and employees participate. Profits distributable pursuant to the Plans may not exceed total dividends paid to the stockholders during the year. Certain executive officers of York Federal, including the Chief Executive Officer and the named executive officers, are eligible to participate in the York Financial Corp. Bonus Plan which became effective July 1, 1998. The Plan provides for a bonus of up to 45% of the executive officer's base compensation (hereinafter the "available bonus") if certain performance standards are achieved for the fiscal year. The bonus is payable as follows: (a) 30% of the available bonus is earned if the Company achieves 85% or greater of its budgeted net income;
(b) 50% of the available bonus is dependent upon the officer's achievement of ten goals. These ten performance-based goals are different for each officer and are specific to areas and Company objectives over which the officer has responsibility and/or significant influence. The officer earns one-tenth of the 50% for each goal he/she achieves; (c) 20% of the available bonus is paid out in the same proportion as the number of goals achieved under (b) but is earned only if the Company achieves 85% or greater of its budgeted net income.

     Stock options are the Company's primary long-term compensation program designed to reward executive performance consistent with performance that benefits stockholders. Awards of stock options are intended to provide executives with increased motivation and incentive to exert their best efforts on behalf of the Company by enlarging their personal stake in its success through the opportunity to increase their stock ownership in the Company. Options issued to executives are at a price equal to the closing price of the Company's stock on the date of grant in order to insure that any value derived from the grant is realized by stockholders generally. The amount of options granted to an executive officer is based on the officer's performance and relative responsibilities within the Company. Options may be exercisable immediately but generally vest over a period of years.

     During the fiscal year ended June 30, 1999, the base compensation of Robert W. Pullo, President and Chief Executive Officer of the Company was $375,011 which represented a four percent increase from the previous fiscal year. Profit sharing and bonus distributions were awarded based on plan provisions. The Committee believes the current compensation is appropriate based on competitive salary surveys and the performance of the Company.

     Compensation Committee

     THOMAS W. WOLF      CAROLYN E. STEINHAUSER
     PAUL D. MILLS       ROBERT W. ERDOS
     RANDALL A. GROSS

     Performance Graph. The following graph compares the Company's cumulative stockholder return on its Common Stock with the return on the National Association of Securities Dealers Automated Quotation ("Nasdaq") (U.S. companies) Index and a peer group comprised of SIC Code 603-SAVINGS INSTITUTIONS (publicly traded). Total return assumes the reinvestment of all dividends.

                             [GRAPH APPEARS HERE]


                                     Period Ending
                     --------------------------------------------------------
Index(1)              6/30/94  6/30/95   6/30/96   6/30/97  6/30/98   6/30/99
                     --------  -------   -------   -------  -------   -------
York Financial Corp.  $100.00  $ 86.94   $ 97.43   $131.60  $176.80   $134.25
SIC Code Index(2)(3)   100.00   116.24    146.75    236.70   321.33    269.21
Nasdaq Market Index(2) 100.00   117.28    147.64    177.85   235.75    330.37

-------------------
(1)    Source:  Media General Financial Services
(2) Both the Market Index and the Industry Index contain only those companies that are public and that have been public for the required six year time frame.
(3) Peer Group includes SIC Code 603-SAVINGS INSTITUTIONS (publicly traded).

------------------------------------------------------------------------------
                  Indebtedness of Management to the Association
------------------------------------------------------------------------------

     Applicable law and regulations require that all loans or extensions of credit to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons (unless the loan or extension of credit is made under a benefit program generally available to all employees and does not give preference to any insider over any other employee) and does not involve more than the normal risk of repayment or present other unfavorable features. The Association has adopted a policy to this effect. At June 30, 1999, loans to all employees, officers and directors of the Association totalled $15,045,741.

------------------------------------------------------------------------------
             Compliance With Section 16(a) of The Exchange Act
------------------------------------------------------------------------------

     Section 16(a) of the Exchange Act requires certain officers of the Company and its directors, and persons who beneficially own more than 10% of any registered class of the Company's Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the Company.

     Based solely on a review of the reports and written representations provided to the Company by the above referenced persons, the Company believes that all filing requirements applicable to its reporting officers, directors and greater than 10% beneficial owners were properly and timely complied with during the fiscal year ended June 30, 1999, except for certain transactions by Robert W. Erdos, a member of the Board of Directors. Mr. Erdos inadvertently failed to timely file a Form 4 Statement of Change in Beneficial Ownership of Securities for transactions during the month of May 1999, which was subsequently filed on July 2, 1999.

------------------------------------------------------------------------------
                              Independent Auditors
------------------------------------------------------------------------------

     Ernst & Young LLP served as the Company's independent auditors for the fiscal year ended June 30, 1999. The Company has appointed Ernst & Young LLP as independent auditors for the fiscal year ending June 30, 2000. A representative of Ernst & Young LLP is expected to be present at the Meeting to respond to questions from stockholders and will have the opportunity to make a statement if he or she so desires.

------------------------------------------------------------------------------
                                Other Matters
------------------------------------------------------------------------------

     The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

     The cost of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, directors, officers, and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation.

------------------------------------------------------------------------------
                            Financial Statements
------------------------------------------------------------------------------

     The Company's Annual Report to Stockholders, including consolidated financial statements prepared in conformity with generally accepted accounting principles, is being mailed herewith to all stockholders of record as of the close of business on the Voting Record Date. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing the Company. Such Annual Report is not to be treated as a part of the proxy solicitation material nor as having been incorporated herein by reference.



A COPY OF FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO JAMES H. MOSS, SENIOR VICE PRESIDENT, CHIEF FINANCIAL OFFICER/ TREASURER, YORK FINANCIAL CORP., 101 SOUTH GEORGE STREET, P.O. BOX 15068, YORK, PENNSYLVANIA 17405.

------------------------------------------------------------------------------
                            Stockholder Proposals
------------------------------------------------------------------------------

     In order to be eligible for inclusion in the proxy materials of the Company for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company's main office at 101 South George Street, P.O. Box 15068, York, Pennsylvania 17405, no later than May 25, 2000. Any such proposals shall be subject to the requirements of the proxy rules adopted under the 1934 Act.

                                   BY ORDER OF THE BOARD OF DIRECTORS

                                   /s/ Robert A. Angelo

                                   ROBERT A. ANGELO
                                   SECRETARY

York, Pennsylvania
September 21, 1999

------------------------------------------------------------------------------
                                  ERRATA
------------------------------------------------------------------------------


The schedule of SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT contained on pages two and three of the Proxy incorrectly states the number and percentage of shares of common stock beneficially owned by Thomas W. Wolf and all executive officers and directors as a group. The correct number of shares beneficially owned by Thomas W. Wolf should be 441,809 shares representing 4.60% of the shares of common stock of the Company outstanding. The correct number of shares owned by affiliated companies of Mr. Wolf, as set forth in footnote (6), should be 169,896. The correct number of shares beneficially owned by all executive officers and directors as a group should be 2,279,887 representing 23.75% of the shares of common stock of the Company outstanding.


                              REVOCABLE PROXY
                           YORK FINANCIAL CORP.

This Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders on October 21, 1999.

The undersigned hereby appoints Robert W. Erdos, Carolyn E. Steinhauser and Robert L. Simpson of the Board of Directors of York Financial Corp. with full powers of substitution to act, as attorneys and proxies for the undersigned, to vote all shares of Common Stock of York Financial Corp. which the undersigned is entitled to vote at the Annual Meeting of Stockholders, to be held at the Mirror Room, Yorktowne Hotel, 48 East Market Street, York, Pennsylvania on Thursday, October 21, 1999 at 3:00 p.m. and at any and all adjournments thereof as follows:

Should the undersigned be present and elect to vote at the Meeting or at any adjournment thereof and after notification to the Secretary of the Company at the Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

This Proxy also relates to shares held under the York Financial Corp. Dividend Reinvestment and Stock Purchase Plan.

   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. 0


1.  ELECTION OF DIRECTORS                For All
    Nominees: Robert W. Erdos      For  Withheld  Except
              Randall A. Gross      0      0         0
              Robert W. Pullo                            --------------------



                                  This proxy will be voted as directed. If no direction is made, it will be voted "FOR" the proposal set forth above. The Board of Directors recommends a vote "FOR" the proposal. If any other business is presented at the meeting, this proxy will be voted by the proxy holders in their best judgment.

                                              Dated                    , 1999
                                                    ---------------- --

                                  -------------------------------------------

                                  -------------------------------------------

                                  NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as a fiduciary or for an estate, trust, corporation or partnership, your title or capacity should be stated.